Exhibit (h)(12)

                          EXPENSE LIMITATION AGREEMENT

                              PILGRIM EQUITY TRUST

          (For Funds Sub-Advised by Brandes Investment Partners, L.P.)


     EXPENSE LIMITATION AGREEMENT, effective as of November 2, 2001, by and between ING Pilgrim Investments, LLC (the "Investment Manager") and Pilgrim Equity Trust (the "Trust"), on behalf of each series of the Trust set forth on Schedule A hereto (each a "Fund," collectively, the "Funds") as such schedule may be amended from time to time to add additional series.

     WHEREAS, the Trust is a Massachusetts business trust authorized to issue shares in series, and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and each Fund is a series of the Trust; and

     WHEREAS, the Trust and the Investment Manager desire that the provisions of this Agreement do not adversely affect a Fund's status as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), do not interfere with a Fund's ability to compute its taxable income under Code Section 852, do not adversely affect the status of the distributions a Fund makes as deductible dividends under Code Section 562, and do comply with the requirements of Revenue Procedure 99-40 (or any successor pronouncement of the Internal Revenue Service); and

     WHEREAS, the Trust and the Investment Manager have entered into an Investment Management Agreement dated September 1, 2000, as amended from time to time (the "Management Agreement"), pursuant to which the Investment Manager provides investment management services to the Funds for compensation based on the value of the average daily net assets of the Funds; and

     WHEREAS, the Trust and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each Fund may normally be subject.

     NOW THEREFORE, the parties hereto agree as follows:

1. EXPENSE LIMITATION.

     1.1. APPLICABLE EXPENSE LIMIT. To the extent that the ordinary operating expenses incurred by a class of a Fund in any fiscal year, including but not limited to investment management fees payable to the Investment Manager, but excluding interest, taxes, brokerage commissions, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of such Fund's business, and expenses of any counsel or other persons or services retained by such Fund's Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Manager ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

     1.2. OPERATING EXPENSE LIMIT. The Operating Expense Limit in any fiscal year with respect to each class of a Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of such class of such Fund.

     1.3. METHOD OF COMPUTATION. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each class of each Fund shall be annualized. If the annualized Fund Operating Expenses for any day of a class of a Fund exceed the Operating Expense Limit for that class of such Fund, the Investment Manager shall remit to the appropriate class of such Fund an amount that, together with the waived or reduced investment management fee, is sufficient to pay that day's Excess Amount. Any such amounts remitted to a Fund shall be allocated among the classes of the Fund in accordance with the terms of the Fund's Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act. A Fund may offset amounts owed to such Fund pursuant to this Agreement against the advisory fee payable to the Investment Manager.

     1.4. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment management fees waived or reduced and other payments remitted by the Investment Manager to each class of a Fund with respect to the previous fiscal year shall equal the Excess Amount.

2. RECOUPMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

     2.1. RECOUPMENT. If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of a class of a Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to recoup from such Fund the investment management fees waived or reduced and other payments remitted by the Investment Manager to such class of such Fund pursuant to Section 1 hereof (the "Recoupment Amount") during any of the previous thirty-six (36) months, to the extent that such class' annualized Operating Expenses plus the amount so recouped equals, for such day, the Operating Expense Limit provided in Schedule A, provided that such amount paid to the Investment Manager will in no event exceed the total Recoupment Amount and will not include any amounts previously recouped. Any such amounts recouped from a class of a Fund shall be recouped in accordance with the principles of the Fund's Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 under the 1940 Act.

     2.2. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Fund Operating Expenses of each class of a Fund for the prior fiscal year (including any recoupment payments hereunder with respect to such fiscal year) do not exceed the Operating Expense Limit.

3. TERM AND TERMINATION OF AGREEMENT.

     This Agreement shall have an initial term with respect to each Fund ending on the date indicated on Schedule B. Thereafter, this Agreement shall automatically renew for one-year terms with respect to a Fund unless the Investment Manager provides written notice to the Trust of the termination of this Agreement at least thirty (30) days prior to the end of the then-current term for that Fund. In addition, this Agreement shall terminate with respect to a Fund upon termination of the Management Agreement with respect to the Fund, or it may be terminated by the Trust, without payment of any penalty, upon ninety
(90) days' prior written notice to the Investment Manager at its principal place of business.

4. MISCELLANEOUS.

     4.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     4.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Funds or Trust to take any action contrary to the Trust's Declaration of Trust, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Funds.

     4.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

     4.4. AMENDMENTS. This Agreement may be amended only by a written agreement signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                        PILGRIM EQUITY TRUST


                                        By:
                                            ------------------------------------
                                            Robert S. Naka
                                            Senior Vice President


                                        ING PILGRIM INVESTMENTS, LLC


                                        By:
                                            ------------------------------------
                                            Michael J. Roland
                                            Senior Vice President

                                   SCHEDULE A
                                     to the
                          EXPENSE LIMITATION AGREEMENT
                                 by and between
                          ING PILGRIM INVESTMENTS, LLC
                                       and
                              PILGRIM EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                           Effective November 2, 2001


This Agreement relates to the following Funds:

                                      Maximum Operating Expense Limit
Name of Fund                       (as a percentage of average net assets)
------------                 ---------------------------------------------------
                             Class A    Class B    Class C    Class I    Class Q
                             -------    -------    -------    -------    -------
ING MidCap Value Fund*        1.75%      2.50%      2.50%      1.50%      1.75%
ING SmallCap Value Fund*      1.75%      2.50%      2.50%      1.50%      1.75%

                                                                          ------
                                                                            HE

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* This Schedule A to the Expense Limitation Agreement will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund: For ING MidCap Value Fund and ING SmallCap Value Fund, January 28, 2002.

                                   SCHEDULE B
                                     to the
                          EXPENSE LIMITATION AGREEMENT
                                 by and between
                          ING PILGRIM INVESTMENTS, LLC
                                       and
                              PILGRIM EQUITY TRUST

                                  INITIAL TERM

                           Effective November 2, 2001


The initial term of this Agreement with respect to each Fund is as follows:


Name of Fund                                     Expiration Date of Initial Term
------------                                    -------------------------------
ING MidCap Value Fund                                     May 31, 2002*
ING SmallCap Value Fund                                   May 31, 2002*


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* The expiration of the initial term of this Expense Limitation Agreement has been set to align with the respective fiscal year end date of each of the Funds on this Schedule B.